                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                     KAISER ALUMINUM & CHEMICAL CORPORATION

                               OFFER TO EXCHANGE

                             ALL OF ITS OUTSTANDING

                         10 7/8% SENIOR NOTES DUE 2006

                                    FOR ITS

                     10 7/8% SERIES B SENIOR NOTES DUE 2006

     As set forth in Prospectus described below, this Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to tender for exchange 10 7/8% Senior Notes due 2006 ("Old Notes"), of Kaiser Aluminum & Chemical Corporation, a Delaware corporation ("Company"), pursuant to the Exchange Offer (as defined below) if certificates for Old Notes are not immediately available or the certificates for Old Notes and all other required documents cannot be delivered to the Exchange Agent on or prior to the Expiration Date (as defined in the Prospectus), or if the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mail to the Exchange Agent.

                 The Exchange Agent for the Exchange Offer is:

                        FIRST TRUST NATIONAL ASSOCIATION

                     By Mail                                     By Hand/Overnight Express:
         First Trust National Association                     First Trust National Association
                180 E. 5th Street                                    180 E. 5th Street
            St. Paul, Minnesota 55101                            St. Paul, Minnesota 55101
             Attention: Phyllis Meath                             Attention: Phyllis Meath
               Specialized Finance                                  Specialized Finance

                           By Facsimile Transmission:

                                 (612) 244-1537

                             Confirm by telephone:

                                 (612) 244-1197

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

       ------------------------------------------------------------------

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON           ,                , 199 ,
                     UNLESS THE EXCHANGE OFFER IS EXTENDED.

       ------------------------------------------------------------------

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, upon the terms and subject
to the conditions set forth in the Prospectus dated                         ,
199 ("Prospectus") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Exchange Offer"), receipt of each of which is hereby acknowledged, the principal amount of Old Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Old Notes -- Guaranteed Delivery Procedures.

Signature(s)
             ------------------------------------------------

Name(s) of Eligible Holders
                            ---------------------------------

-------------------------------------------------------------

-------------------------------------------------------------
                   PLEASE TYPE OR PRINT

Principal Amount of Old Notes Tendered for
Exchange $
          ---------------------------------------------------

Old Note Certificate No(s). (If available
                                          -------------------


-------------------------------------------------------------

-------------------------------------------------------------

Dated                                       , 199
      --------------------------------------


Address(es)
           --------------------------------------------------

-------------------------------------------------------------
                                                     Zip Code

Area Code and Tel. No.(s)
                         ------------------------------------

(Check box if shares will be tendered by book-entry transfer)

[ ] The Depository Trust Company

Account Number
              -----------------------------------------------

--------------------------------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, an Eligible Institution (as defined in the Prospectus), having an office or correspondent in the United States, hereby (a) represents that the above named person(s) "own(s)" the Old Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Old Notes complies with Rule 14e-4, and (c) guarantees to either deliver to the Exchange Agent the certificates representing all the Old Notes tendered hereby, in proper form for transfer, or to deliver such Old Notes pursuant to the procedure for book-entry transfer into the Exchange Agent's account at The Depository Trust Company, in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Prospectus) in the case of a book-entry transfer, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

--------------------------------------------------------------------------------

--------------------------------------------         ----------------------------------------------
                  Name of Firm                                     Authorized Signature

--------------------------------------------         ----------------------------------------------
                    Address                                        Please Type or Print

--------------------------------------------         ----------------------------------------------
                   Zip Code

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS NOTICE. CERTIFICATES
      SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

               GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                            NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: I.e. 00-0000000. The table below will help determine the number to give the payer.

 ------------------------------------------------------------
                                             GIVE THE
                                          SOCIAL SECURITY
     FOR THIS TYPE OF ACCOUNT:             NUMBER OF --
------------------------------------------------------------
1. An individual's account           The individual
2. Two or more individuals (joint    The actual owner of the
   account)                          account or, if combined
                                     funds, any one of the
                                     individuals(1)
3. Husband and wife (joint account)  The actual owner of the account or, if joint
                                     funds, either person(1)
4. Custodian account of a minor      The minor(2)
   (Uniform Gift to Minors Act)
5. Adult and minor (joint account)   The adult or, if the
                                     minor is the only
                                     contributor, the minor(1)
6. Account in the name of guardian   The ward, minor, or
   or committee for a designated     incompetent person(3)
   ward, minor, or incompetent
   person
7. a. The usual revocable savings    The grantor-trustee(1)
      trust account (grantor is
      also trustee)
   b. So-called trust account that   The actual owner(1)
      is not a legal or valid trust
      under State law
8. Sole proprietorship account       The owner(4)
------------------------------------------------------------

 ------------------------------------------------------------
                                         GIVE THE EMPLOYER
                                          IDENTIFICATION
     FOR THIS TYPE OF ACCOUNT:             NUMBER OF --
------------------------------------------------------------
 9. A valid trust, estate, or        The legal entity (Do not
   pension trust                     furnish the identifying
                                     number of the personal
                                     representative or trustee
                                     unless the legal entity
                                     itself is not designated
                                     in the account title.)(5)
10. Corporate account                The corporation
11. Religious, charitable, or        The organization
    educational organization
    account
12. Partnership account held in the  The partnership
    name of the business
13. Association, club or other tax-  The organization
    exempt organization
14. A broker or registered nominee   The broker or nominee
15. Account with the Department of   The public entity
    Agriculture in the name of a
    public entity (such as a State
    or local government, school
    district, or prison) that
    receives agricultural program
    payments
------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer identification Number, at the local office of the Social Security Administration or the internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:

    - A corporation.
    - A financial institution.
    - An organization exempt from tax under section 501(a), or an individual retirement plan.
    - The United States or any agency or instrumentality thereof.
    - A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
    - An international organization or any agency or instrumentality thereof.
    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
    - A real estate investment trust.
    - A common trust fund operated by a bank under section 584(a).
    - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
    - An entity registered at all times under the investment Company Act of 1940.
    - A foreign central bank of issue.
  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
    - Payments to nonresident aliens subject to withholding under Section 1441.
    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
    - Payments of patronage dividends where the amount received is not paid in money.
    - Payments made by certain foreign organizations.
    - Payments made to a nominee.
  Payments of interest not generally subject to backup withholding include the following:
    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
    - Payments described in section 6049(b)(5) to non-resident aliens.
    - Payments on tax-free covenant bonds under section 1451.
    - Payments made by certain foreign organizations.
    - Payments made to a nominee.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.
PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--if you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

                                     RETURN

------------------------------------

------------------------------------

------------------------------------

------------------------------------

Re: Kaiser Aluminum & Chemical Corporation

                                      First Trust National Association
                                      180 E. 5th Street
                                      St. Paul, Minnesota 55101
                                      Attn: Phyllis Meath
                                            Specialized Finance